                                                                   EXHIBIT 10.26


                              [LOGO APPEARS HERE]

                           US FACILITIES CORPORATION

                         INCENTIVE COMPENSATION PROGRAM

     US FACILITIES CORPORATION ("the Company") has established an Incentive Compensation Program ("Program") for its employees. Only cash bonuses will be paid under the program, and only with respect to calendar year periods, each calendar year to be known herein as an "Incentive Period". This Program is completely discretionary, no bonus is vested or earned. Set forth below are the terms and conditions which it is anticipated will apply if the Company decides to pay a bonus while this Program is in effect.

1. EARNINGS TARGET. The payment of bonuses under this Program is predicated on the Company meeting a net earnings target for the Incentive Period. The net earnings target shall be adopted by the Compensation Committee of the Company's Board of Directors ("Compensation Committee"). If the net earnings target is not achieved the Compensation Committee, in its sole discretion, may nevertheless declare a bonus payable under this Program, and shall identify the persons who should receive such bonus and the amount of bonus to be paid to such persons. "Net earnings" means net earnings before extraordinary items and bonuses, as reported in the Company's audited year-end consolidated financial statements.

2. PARTICIPATION. Participation in this Program is open to certain employees of the Company. The Program consists of separate components ("Components") identified in Exhibit "A" attached hereto and incorporated herein. Employees are eligible to participate in the Component which describes their position with the Company, provided they meet all eligibility criteria of the Program and the Component applicable to them. A bonus will be paid to eligible participants for an Incentive Period on or before March 15 of the subsequent year. Eligible participants must be regular employees of the Company on the date the bonus is paid, not under written disciplinary action, and must have been employed in a designated eligible position with at least six months of continuous service during the Incentive Period.

3. EFFECTIVE DATE. This Program supersedes any and all previous incentive or bonus programs. It is effective January 1, 1995 and, subject to the Company's rights as described below to amend or modify it, it is anticipated that the Program will remain in effect until the Company decides to discontinue the Program.

4. ADMINISTRATION. This Program is administered by the Compensation Committee which has the sole authority and discretion to interpret the Program and to make or nullify any rules and procedures necessary for the Program's administration. Any determination of the Compensation Committee concerning the Program will be final and binding on all participants. The Compensation Committee may delegate certain of its administrative functions to the Company's Chief Executive Officer ("CEO").

5. CHANGES OR DISCONTINUANCE. The Company reserves the right, in its sole discretion and without advance notice, to add, amend, modify or discontinue any of the terms or conditions of the Program at any time, or to terminate the Program in its entirety.

6. PAYROLL TAXES. Program bonus payments will be reported as compensation in the year paid and will be subject to withholding for required income and other applicable taxes. The actual tax liability or any such payments received will be the sole responsibility of the participants.

7. NEW HIRES, PROMOTIONS AND TRANSFERS. Participants who are not employed by the Company at the beginning of an Incentive Period will receive a pro-rated award based on length of employment, except that any person employed by the Company after July 1 will not be eligible for an incentive bonus for that Incentive Period.

   An eligible participant who is promoted or transferred during an Incentive Period from a position covered by one Component to a position covered by another Component will participate in each Component on a pro-rata basis.

8. LEAVE OF ABSENCE. If an eligible participant is on leave of absence for a period of ninety (90) days or more during an Incentive Period, his or her bonus for the Incentive Period will be pro-rated so that no bonus shall be awarded for the time the participant is on leave.

9. NO AGREEMENT OF EMPLOYMENT. This Program does not, and shall not be construed to give any participant the right to be retained in the employ of the Company, nor does this Program interfere with, nor shall it be construed to interfere with, the Company's right to discharge any employee at any time, with or without advance notice or cause. This Program does not alter, and shall not be construed to alter, the participant's at-will employment relationship with the Company.

                                  Exhibit A-1

                HOLDING COMPANY EXECUTIVE INCENTIVE COMPENSATION
                                   COMPONENT

     Participation in this Component is limited to persons who hold any of the following positions in US Facilities Corporation:

                   President and Chief Executive Officer
                   Executive Vice President
                   Senior Vice President
                   Vice President
                   Assistant Vice President
                   Controller

     The amount of bonus payable to a participant will depend on the extent to which the Company meets its net earnings target. If the net earnings target is met the participant's bonus would be calculated at the target level for the participant as indicated on Exhibit A-1.1 hereto, but the award can be adjusted upward or downward to reflect personal performance, achievement of individual job-related objectives and/or qualitative contributions to the Company. The Company's CEO shall evaluate each participant's achievement of such job-related objectives and/or qualitative contributions.

                                 Exhibit A-1.1

                                AWARD STRUCTURE



             POSITION                     ANNUAL TARGET
-------------------------------------------------------------------
Chair, President & CEO                         40%
-------------------------------------------------------------------
SVP (USRE)                                     35%
-------------------------------------------------------------------
SVP (USBenefits)                               35%
-------------------------------------------------------------------
EVP, Corp. Finance                             35%
-------------------------------------------------------------------
SVP, Treasurer & CFO                           30%
-------------------------------------------------------------------
SVP, Secretary & General Counsel               30%
-------------------------------------------------------------------
VP, Human Resources                            25%
-------------------------------------------------------------------
VP, IS                                         25%
-------------------------------------------------------------------
VP, Government Affairs                         25%
-------------------------------------------------------------------
AVP, Controller                                20%
-------------------------------------------------------------------
Controller                                     20%
-------------------------------------------------------------------
AVP, Associate General Counsel                 20%
-------------------------------------------------------------------

Incentive awards may be below or above the target depending on management and the Board Compensation Committee's evaluations of Company and individual performance against pre-established criteria.

                                  Exhibit A-2

                     OFFICER/MANAGER/PROFESSIONAL INCENTIVE
                             COMPENSATION COMPONENT


     The CEO, with input from the participant's supervisor will determine the amount of bonus payable to each eligible participant. The CEO may award to each participant a bonus of up to 20% of such participant's base earnings for the Incentive Period. In awarding the bonus the CEO will take into account each participant's performance. Performance will be tied to achievement of specific job-related objectives as evaluated by the participant's supervisor who will report his or her findings to the CEO.

                                  Exhibit A-3

              TECHNICAL/CLERICAL INCENTIVE COMPENSATION COMPONENT


     The Technical/Clerical Incentive Compensation Component is purely discretionary on the part of the CEO. In the event a bonus is declared, participants will be eligible to receive a bonus equal to 4% of their base earnings for the Incentive Period.

                                  Exhibit A-4

                 US BENEFITS UNDERWRITING DEPARTMENT INCENTIVE
                             COMPENSATION COMPONENT

     Bonus awards under the US Benefits Underwriting Department Incentive Compensation Component are tied to underwriting results for the medical stop-loss business measured by attainment of incurred risk loss ratio ("Loss Ratio") and premium growth goals by each of the US Benefits Underwriting Department's underwriting regions ("Region"). The Loss Ratio will be measured on an "accident year" basis and determination of bonus payments will not be made until two years after the close of each accident year. Thus, for example, calculations for bonuses payable in 1994 will be based on the Loss Ratio for the 1992 accident year.

     Participation in this Component is limited to the following positions in the US Benefits Underwriting Department:

                   Senior Vice President
                   Assistant Vice President
                   Senior Underwriter
                   Underwriter

     Incentive awards under this Component will be calculated with respect to each Region, and the maximum amount which participants in any Region can receive will be based on the Loss Ratio for the Region in accordance with the following schedule:

     Accident Year Loss Ratio                      Maximum Incentive Amount
     ------------------------                      ------------------------
     98% but less than 100%                                $10,000
     96% but less than 98%                                 $15,000
     94% but less than 96%                                 $20,000
     92% but less than 94%                                 $30,000
     Less than 92%                                         $40,000

     The Maximum Incentive Amount available for distribution to participants of a Region that reduces its Loss Ratio by ten (10) percentage points or more from the previous accident year will be increased by an additional $10,000, provided that the Loss Ratio for the Region is below 100%. However, if the Region fails to increase its production of stop-loss premium by at least 1.2 times the preceding calendar year's total premium production, the Region's Maximum Incentive Amount will be reduced by .5% for each $100,000 in premium by which the Region fails to achieve such premium growth goal.

     Participants will be eligible for a bonus as follows:


                        Position        Bonus
                        --------        -----

                    Vice President      50% of the Incentive Amount earned
                                        by each Region, up to a maximum of
                                        $100,000.

          Assistant Vice President      The Incentive Amount earned by the
                                        Region in which he or she works.

Senior Underwriter and Underwriter      Up to 20% of the Incentive Amount
                                        earned by the Region in which he or she
                                        works.

     Examples of award calculations are set forth on Exhibit A-4.1 hereto.

                                 Exhibit A-4.1

                 US BENEFITS UNDERWRITING DEPARTMENT INCENTIVE
                             COMPENSATION COMPONENT

                         Example of Award Calculations

                               INDIVIDUAL REGIONS

                   Loss Ratio*               Maximum Incentive Amount
                   -----------               -----------------------
                   98% but less than 100%            $10,000
                   96% but less than 98%             $15,000
                   94% but less than 96%             $20,000
                   92% but less than 94%             $30,000
                   Less than 92%                     $40,000

*Covers all reported claims, reserve changes, claim completion factor including IBNR.

                        Position        Incentive Award
                        --------        ---------------

                   Vice President       50% of Incentive Amount earned by
                                        each region


         Assistant Vice President       According to payout scale for respective
                                        region

               Senior Underwriter       Up to 20% of Incentive Amount earned
                                        in respective region

                      Underwriter       Up to 20% of Incentive Amount earned
                                        in respective region

                 Growth                                         Incentive
          Performance in Region                             Adjustment Award
          ---------------------                             ----------------
        99% Loss Ratio                                          $10,000
        10% reduction from previous accident year               +$10,000
                                                                 -------
                                                                $20,000
        Total Premium Growth less
        than 120% of previous calendar year         $20,000 x .05 - 1,000

        TOTAL INCENTIVE EARNED IN REGION                        $19,000

                                  Exhibit A-5

                     USBENEFITS CLAIMS DEPARTMENT INCENTIVE
                             COMPENSATION COMPONENT


     The USBenefits Claims Department Incentive Compensation Component is based on the performance of the USBenefits Claims Department Auditors. Individual performance is measured on achievement of specific job-related objectives.
Bonus payment is purely discretionary on the part of the CEO with input from the supervisor.

     Participation in this Component is limited to the following positions in the USBenefits Claims Department:

                   Vice President
                   Assistant Manager
                   Supervisors
                   Claims Auditors

Additional Eligibility Requirements for Claims Auditors
-------------------------------------------------------

     In order to become eligible to participate in the USBenefits Claims Department Incentive Compensation Component, a Claims Auditor must meet the following minimum criteria during an entire calendar quarter:

 .  A quarterly average accuracy ratio of 98% on audited files.
 .  A quarterly average of 25 claims each week.
 .  No unpaid absences.

     Incentive points will be calculated quarterly and averaged for each calendar year.

Participants will be eligible for a bonus as follows:

                        Position        Bonus
                        --------        -----

                     Vice President     Up to 180% of the average incentive
                                        award earned by all Claims Auditors.


                  Assistant Manager     Up to 120% of the average incentive
                                        award earned by all Claims Auditors

                        Supervisors     Up to 110% of the average incentive
                                        award earned by their respective
                                        Claims Auditors

                    Claims Auditors     Up to 15% of year-end base earnings
                                        for the Incentive Period

  Examples of points, earnings schedules and award calculations are set forth on Exhibit A-5.1 hereto.

                                 Exhibit A-5.1

                     USBENEFITS CLAIMS DEPARTMENT INCENTIVE
                             COMPENSATION COMPONENT

                         Example of Award Calculations

                               EARNINGS SCHEDULE

                                INCENTIVE AREAS

                        Quality        =  7.5 Points (50%)
                        Quantity       = 3.75 Points (25%)
                        Dependability  = 3.75 Points (25%)

                        Maximum Available Incentive - 15 Points

*Each point is equal to 1% of year-end base earnings for the Incentive Period.

                                    QUANTITY

                    Performance Groups*    Points Earned

                        Top 20%                   3.75
                        Second 20%                3.00
                        Third 20%                 2.25
                        Fourth 20%                1.50
                        Bottom 20%                 .75

                                    QUALITY

        Claims Auditors can earn 3.75 points for every 1% above the minimum 98% quality rating.

        A penalty of .5 points will be subtracted for each full increment of
$1,000 in check errors.   More than three check errors will disqualify all
quality points for that quarter.

                                 DEPENDABILITY

        A Claims Auditor who has no unpaid absences during the year will be awarded 3.75 points.

                         EXAMPLE OF AWARD CALCULATION

                                CLAIMS AUDITOR

Performance
Factor                  Actual Results                  Points Earned
------                  --------------                  -------------

Quality:                Quality Rating         99.4%
7.5 Points              Less Minimum Percent   98.0%
                                               -----
                                                1.4%


                        Claim Payment Penalty    0
                        (i.e., no check errors)

                        Quality Points Earned: 1.4 x 3.75 =             5.25
Quantity:
3.75 Points             Performance During Quarter: Second 20% =        3.00


Dependability:
3.75 Points             No Unpaid Absences                              3.75

                        Total Earned                                    12.00

Assume: Claims Auditor averages 12.00 points each quarter during calendar year. Annual incentive award of $3,600 (12% x $30,000)

                                  Exhibit A-6

                USF RE INSURANCE COMPANY UNDERWRITING DEPARTMENT
                        INCENTIVE COMPENSATION COMPONENT

          The USF RE INSURANCE COMPANY Underwriting Department Incentive Compensation Component is based on individual performance of participants. Individual performance is measured by achievement of specific job-related objectives based on an evaluation by the participant's supervisor who will make the appropriate recommendation to the Company's CEO for bonus consideration. Four specific areas will be considered in evaluating each person's performance:

1. Individual Performance Goals: Underwriting, production, administration and professional development goals.
2. USF RE Audit Results: Both internal annual underwriting audits and audits performed by USF RE's property and casualty retrocessionaires. Audits focus on adherence to USF RE underwriting guidelines, quality of risk selection, and terms and conditions quoted. Internal audits are completed annually and are approved by: Property-Senior Vice President, Executive Vice President and President and Company CEO.
3. USF RE Growth: Property and Casualty performance to plan, adjusted for market environment, as assessed by USF RE's President and Executive Vice President.
4. USF RE Underwriting Profits: Defined as Property and Casualty combined ratio, excluding medical stop loss results.

The CEO will determine the amount of bonus payable to each eligible participant. The CEO may award to each participant a bonus of up to 40% of each participant's base earnings for the subject fiscal year.

     Participation in this Component is limited to the following positions:

          Executive Vice President
          Senior Vice President
          Vice President, Underwriting
          Assistant Vice President, Underwriting
          Senior Underwriter
          Underwriter

The Payment Schedule and an example of an award calculation are set forth in Exhibit A-6.1 hereto.

                                 Exhibit A-6.1

                USF RE INSURANCE COMPANY UNDERWRITING DEPARTMENT
                        INCENTIVE COMPENSATION COMPONENT

                         Example of Award Calculations

          Combined Ratio*                Percentage of Incentives

          95% or lower                           120%
          97.5% or lower                         110%
          100% or lower                          100%
          102.5% or lower                         90%
          105% or lower                           80%
          107.5% or lower                         70%
          107.6% or lower                At Corporate CEO's discretion

*Combined ratio is defined as the incurred loss ratio for all lines written except medical stop-loss, plus the expense and commission ratios for those lines.

                                  ASSUMPTIONS

Current Annual Base Salary:  $100,000

Target Incentive:  30% of base Salary


Actual Performance:
     Individual Performance Goals:  Achieved        --         80%
     USF RE Audit Results:  Compliance at           --         90%
     USF RE Growth:  Achieved                       --         70%
     USF RE UW Profit: 1992 Combined Ratio of 104%  --         80%
                                                               --
               Average 1992 Performance                        80%
     USF RE UW Profit:  1996 Combined Ratio of 107%            70%

                               AWARD CALCULATION

   80% x 30%           =        24% of Annual Base Salary or $24,000

                                  Exhibit A-7

                        USBENEFITS MARKETING DEPARTMENT
                        INCENTIVE COMPENSATION COMPONENT

     Bonus awards under the USBenefits Marketing Department Incentive Compensation Component are tied to new business production from all sources modified by retention and loss ratio rates for the Incentive Period.

     Participation in this Component is limited to the following positions in the USBenefits Marketing Department:

          Senior Vice President
          Vice President
          Assistant Vice President

     Incentive awards under this Component will be calculated with respect to each region, based upon goals set for each region for each Incentive Period. The goals set for the 1995 Incentive Period are as follows:

REGION                                        REGIONAL NEW BUSINESS
------                                        ---------------------
                                              ANNUALIZED PREMIUM GOALS
                                              ------------------------
                                              Products:  Medical Stop-Loss,
                                              Life Product Administered by
                                              USBenefits, and Provider
                                              Excess
A                                                       $10,000,000

B                                                       $10,000,000

D                                                       $10,000,000

     The Incentive award payable is based upon the new business production from all sources modified by the retention and loss ratio rates as follows:

NEW BUSINESS PRODUCTION ALL SOURCES
-----------------------------------

Percent of Goal          Percent of 1995 Paid Base Salary
---------------          --------------------------------

90% - 94.9%                           5%
95% - 99.9%                          10%
100% - 104.9%                        15%
105% - 109.9%                        20%
110% - 119.9%                        25%

Above 120% - 1% of salary per each, full 1% of additional production. Overall maximum Bonus with modifiers is 30% of salary.

MODIFIERS OF BONUS EARNED
-------------------------

1)  Retention of Policyholders     Modifier to Bonus
    --------------------------     -----------------

less than 75%                             90%
75 - 79.9%                                100%
80 - 81.9%                                110%
82% - up                                  115%

2)  Loss Ratio                     Modifier to Bonus
    ----------                     -----------------

Greater than 72%                          90%
71.9 - 70%                                95%
69.9 - 68%                                100%
less than 68%                             110%


The bonus award for the Senior Vice President of Marketing will be determined by the same method described above, based on a combination of results for all Regions.

                                  Exhibit A-8

                          INCENTIVE COMPENSATION PLAN
                          ---------------------------
                             USF INSURANCE COMPANY


The USF Insurance Company Incentive Compensation Component is based on individual performance of participants and the attainment of Company and Corporate goals. Individual performance is measured by achievement of specific job related objectives based on an evaluation by the participant's supervisor who will make the appropriate recommendation to the Company's CEO for consideration.

The four areas to be considered and the relative weight placed on each in evaluating each person's performance are:

                                                      Weight

     1.  Combined Ratio to Plan.                        30%

     2.  Gross Written Premium Growth to Plan.          30%

     3.  Individual Performance Goals to Plan.          20%

     4.  Producer Expansion to Plan.                    20%


The CEO will determine the amount of bonus payable to each eligible participant. The CEO may award to each participant a bonus up to 40% of each participant's base salary at the time of the award.

Participation in this Component is limited to the following positions:

          Position                             Target Bonus Percent

     President                                          35%

     Vice President, Assistant Vice President           30%

     Underwriter                                        25%

     Controller                                         20%

                                 Exhibit A-8.1
                                    EXAMPLE


USFIC achieves Plan Combined Ratio.             100%  X  30% weight  =  30%

Written premium growth was 80% of Plan.          80%  X  30% weight  =  24%

Underwriter achieved 90% of individual
performance goals.                               90%  X  20% weight  =  18%

Producer expansion
equals 70% of Plan.                              70%  X  20% weight  =  14%

                                                                  -------------
                                                                        86%


Underwriter Target Bonus Percent of 25% multiplied by 86% equals the Underwriter's bonus payout of 21.5% of base salary.